DIRECT AND INDIRECT SUBSIDIARIES
                        --------------------------------


                                                           Percentage
               Subsidiary                                  Ownership
      ----------------------------                         ----------

      Ovonic Battery Company, Inc.                           91.42%

      United Solar Systems Corp.                             81.00%